Mitek Reports Record Revenue and Earnings for Full Year Fiscal 2021

Company Continues to Expand its Market Leading Fraud Fighting Offerings into the Identity Authentication Market

SAN DIEGO, CA, November 4, 2021 - Mitek (NASDAQ: MITK, www.miteksystems.com), a global leader in digital fraud prevention, today reported financial results for both its fiscal 2021 fourth quarter and full year ended September 30, 2021. Total revenue for the full year fiscal 2021 increased 18% year over year, driven by increased demand for both digital identity verification solutions and mobile deposit, as commerce continues its rapid shift to digital channels.

Fiscal Fourth Quarter 2021 Financial Highlights

•Total revenue increased 9% year over year to a record $33.3 million.
•GAAP net income was $2.2 million, or $0.05 per diluted share.
•Non-GAAP net income was $10.1 million, or $0.22 per diluted share.
•Cash flow from operations was $12.3 million.
•Total cash and investments were $227.4 million at the end of the quarter.

Fiscal 2021 Full Year Financial Highlights

•Total revenue increased 18% year over year to a record $119.8 million.
•GAAP net income was $8.4 million, or $0.19 per diluted share.
•Non-GAAP net income increased 19% year over year to a record $34.2 million, or $0.76 per diluted share.
•Full year cash flow from operations was a record $37.4 million.

"Fiscal 2021 was a breakout year for Mitek,” said CEO Max Carnecchia. “We again achieved record revenue, earnings and cash flow from operations, as we innovated faster and served more customers than ever before. Launching into fiscal 2022, we are strongly positioned, with both our market leading offerings and innovative product roadmap, to expand further into the identity authentication market and deliver the essential technologies required to help our customers fight identity fraud across the omnichannel.”

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the company’s financial results.

To access the live call, dial 800-367-2403 (US and Canada) or +1 334-777-6978 (International) and give the participant passcode 8698102.

A live and archived webcast of the conference call will be accessible on the Investor Relations section of the company’s website at www.miteksystems.com. In addition, a phone replay will be available approximately two hours following the end of the call, and it will remain available for one week. To access the call replay dial-in information, please click here.

About Mitek

Mitek (NASDAQ: MITK) is a global leader in digital fraud prevention using its mobile capture and digital identity verification solutions built on the latest advancements in computer vision and artificial intelligence. Mitek’s identity verification solutions enable organizations to protect their customers by verifying an individual’s identity during digital transactions to reduce risk and meet regulatory requirements, while increasing revenue from digital channels. More than 7,500 organizations use Mitek to enable trust and convenience for mobile check deposit, new account opening, account protection, and more. Mitek is based in San Diego, Calif., with offices across the U.S. and Europe. Learn more at www.miteksystems.com. [(MITK-F)]

Follow Mitek on LinkedIn, Twitter and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the company’s long-term prospects and market opportunities are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the company’s ability to withstand negative conditions in the global economy, the extent to which the COVID-19 outbreak and measures taken in response thereto impact our business, results of operations and financial condition, a lack of demand for or market acceptance of the company’s products, the company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the implementation and launch of the company’s products by the company’s signed customers.

Additional risks and uncertainties faced by the company are contained from time to time in the company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income and non-GAAP net income per share that exclude stock compensation expenses, restructuring costs, intellectual property litigation costs, executive transition costs, acquisition-related costs and expenses, amortization of debt discount and issuance costs, income tax effect of pre-tax adjustments, and the cash tax difference. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the company’s ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the company’s underlying business and provides a better understanding of how management plans and measures the company’s underlying business.

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	September 30, 2021	September 30, 2020
ASSETS
Current assets:
Cash and cash equivalents	$30,312	$19,986
Short-term investments	149,057	40,035
Accounts receivable, net	16,602	15,612
Contract assets	4,080	5,187
Prepaid expenses	1,920	1,338
Other current assets	2,085	1,968
Total current assets	204,056	84,126
Long-term investments	48,051	1,963
Property and equipment, net	3,671	3,610
Right-of-use assets	7,056	5,407
Intangible assets, net	28,734	19,289
Goodwill	62,687	35,669
Deferred income tax assets	10,511	13,484
Convertible senior notes hedge	48,208	—
Other non-current assets	6,310	5,606
Total assets	$419,284	$169,154
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,507	$3,909
Accrued payroll and related taxes	11,776	8,882
Deferred revenue, current portion	10,381	7,973
Lease liabilities, current portion	1,943	1,819
Acquisition-related contingent consideration	10,300	753
Other current liabilities	1,552	1,020
Total current liabilities	38,459	24,356
Convertible senior notes	120,918	—
Embedded conversion derivative	48,208	—
Deferred revenue, non-current portion	955	1,597
Lease liabilities, non-current portion	6,588	5,327
Deferred income tax liabilities	4,117	4,649
Other non-current liabilities	6,778	982
Total liabilities	226,023	36,911
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 44,168,745 and 41,779,853 issued and outstanding, as of September 30, 2021 and September 30, 2020, respectively	44	42
Additional paid-in capital	199,935	146,518
Accumulated other comprehensive loss	(943)	(323)
Accumulated deficit	(5,635)	(13,994)
Treasury stock, at cost, 7,773 and no shares as of September 30, 2021 and September 30, 2020, respectively	(140)	—
Total stockholders’ equity	193,261	132,243
Total liabilities and stockholders’ equity	$419,284	$169,154

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2021	2020	2021	2020
Revenue
Software and hardware	$17,781	$17,972	$60,069	$54,152
Services and other	15,490	12,666	59,728	47,158
Total revenue	33,271	30,638	119,797	101,310
Operating costs and expenses
Cost of revenue—software and hardware	260	1,045	2,468	3,303
Cost of revenue—services and other	2,940	2,532	12,072	9,889
Selling and marketing	8,449	7,302	32,497	27,646
Research and development	8,241	6,096	28,042	22,859
General and administrative	6,081	5,902	22,490	22,284
Acquisition-related costs and expenses	2,945	1,691	8,521	6,575
Restructuring costs	—	—	—	(114)
Total operating costs and expenses	28,916	24,568	106,090	92,442
Operating income	4,355	6,070	13,707	8,868
Interest expense	1,586	—	5,129	—
Other income, net	105	61	655	541
Income before income taxes	2,874	6,131	9,233	9,409
Income tax provision	(636)	(1,135)	(824)	(1,595)
Net income	$2,238	$4,996	$8,409	$7,814
Net income per share—basic	$0.05	$0.12	$0.19	$0.19
Net income per share—diluted	$0.05	$0.12	$0.19	$0.18
Shares used in calculating net income per share—basic	44,616	41,770	43,509	41,410
Shares used in calculating net income per share—diluted	46,236	43,101	45,083	42,533

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2021	2020	2021	2020
Net income	$2,238	$4,996	$8,409	$7,814
Non-GAAP adjustments:
Acquisition-related costs and expenses	2,945	1,691	8,521	6,575
Intellectual property litigation costs	330	1,186	974	3,217
Executive transition costs(1)	—	—	428	—
Stock compensation expense	2,950	2,439	11,532	9,551
Restructuring costs	—	—	—	(114)
Amortization of debt discount and issuance costs	1,292	—	4,373	—
Income tax effect of pre-tax adjustments	(1,806)	(1,067)	(6,017)	(4,267)
Cash tax difference(2)	2,183	2,173	5,964	5,832
Non-GAAP net income	10,132	11,418	34,184	28,608
Non-GAAP income per share—basic	$0.23	$0.27	$0.79	$0.69
Non-GAAP income per share—diluted	$0.22	$0.26	$0.76	$0.67
Shares used in calculating non-GAAP net income per share—basic	44,616	41,770	43,509	41,410
Shares used in calculating non-GAAP net income per share—diluted	46,236	43,101	45,083	42,533

(1)Comprised of costs associated with the transition of the company’s former chief financial officer. Our non-GAAP financial measures exclude these transition costs as we believe that such expense is inconsistent with the normally recurring operations of our company and the inclusion of these costs makes it difficult to make period-to-period comparisons of our operating performance.
(2)The company’s non-GAAP net income is calculated using a cash tax rate of 3% and 0% in fiscal years 2021 and 2020, respectively. The estimated cash tax rate is the estimated tax payable on the company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The company believes that the cash tax rate provides a more transparent view of the company’s operating results. The company’s effective tax rate used for the purposes of calculating GAAP net income for the three months ended September 30, 2021 and 2020 was 22% and 19%, respectively. The company’s effective tax rate used for the purposes of calculating GAAP net income for the twelve months ended September 30, 2021 and 2020 was 9% and 17%, respectively.
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Investor Contact:
Todd Kehrli or Jim Byers
MKR Group, Inc.
mitk@mkr-group.com